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                                                                       EXHIBIT B

   TRANSACTIONS IN SHARES DURING THE PERIOD COMMENCING FROM THE 60-DAY PERIOD
              PRECEDING MARCH 18, 1999 THROUGH THE DATE HEREOF


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